UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 21, 2016

Appliance Recycling Centers of America, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	000-19621	41-1454591
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

175 Jackson Avenue North, Suite 102, Minneapolis, Minnesota	55343-4565
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 930-9000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)    On January 21, 2016, Rachel L. Holmes, age 52, was appointed Executive Vice President of ARCA Recycling, Inc., the recycling segment of Appliance Recycling Centers of America, Inc. (“ARCA”).  Ms. Holmes joined ARCA in February 2001 and has held positions of increasing responsibility in marketing and advertising, business development and client services. Ms. Holmes has served as Vice President of Business Development for ARCA from April 2008 until July 2015 at which time she transitioned to the role of Vice President of Client Services.

There are no arrangements or understandings between Ms. Holmes and any other person pursuant to which she was elected as an officer of the Company. There are no transactions in which Ms. Holmes has an interest requiring disclosure under Item 404(a) of Regulation S-K.

A press release announcing Ms. Holmes’ appointment is furnished as Exhibit 99.1.

ITEM 9.01    Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description of Document

99.1	Press Release dated January 21, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Appliance Recycling Centers of America, Inc.

Date: January 21, 2016	/s/ Edward R. Cameron
Edward R. Cameron President and Chief Executive Officer

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